SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

Cigna Corporation

 (Exact name of registrant as specified in its charter)

Delaware	001-38769	82-4991898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:

(860) 226-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 7.01	Regulation FD Disclosure.

On November 20, 2019, Medco Health Solutions, Inc. (“Medco”), a wholly-owned subsidiary of Cigna Corporation (“Cigna”), instructed U.S. Bank Trust National Association, the trustee for its 4.125% Senior Notes due 2020 (the “Medco Notes”), to deliver a notice of full redemption to the holders of the Medco Notes (the “Notice of Redemption”). Pursuant to the Notice of Redemption, Medco will redeem the entire $151,084,000 aggregate principal amount of the Medco Notes outstanding. Medco will redeem the Medco Notes on December 20, 2019, at a redemption price calculated in accordance with the terms and conditions of the indenture governing the Medco Notes, as described in the Notice of Redemption.

This information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY STATEMENT FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2019, on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2019; projected global medical customer growth over year end 2018; projected client retention; projected growth beyond 2019; statements concerning our long-term projected adjusted income (loss) from operations outlook; projected medical care and SG&A expense ratios and medical cost trends; projected adjusted pharmacy scripts; our projected consolidated adjusted tax rate; projected debt to capitalization ratio; projected cash flow from operations; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; the merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers and pharmaceutical manufacturers; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger, as well as our ability to integrate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; the impact of our debt service obligations on the availability of funds for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: November 20, 2019	By: /s/ Eric P. Palmer
Eric P. Palmer
Executive Vice President and Chief Financial Officer